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                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 ----------------
                                | SEC FORM 8-K/A |
                                 ----------------

                        AMENDMENT NO. 2 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)
                                  December 1, 2004

                            -----------------------
                           | World Associates, Inc.|
                            -----------------------

                            Stock Symbol:  OTCBB: WAIV
                        Commission File Number 000-27949

                       Nevada                     88-0406903
             (State of incorporation)          (IRS Employer ID)

                               Company Address

                            World Associates, Inc.
                        28310 Roadside Drive, Suite 120
                           Agoura Hills, CA 91301

                                818-991-1770


                                TRANSFER AGENT:

                        Pacific Stock Transfer Company
                       500 E. Warm Springs Rd., St. 240
                           Las Vegas, Nevada 89119
                              (702) 361-3033





ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS:

On October 4, 2004 the Company received a comment letter from the Securities and Exchange Commission (SEC). Since that time there has been a complete review of Company by the SEC. That process is now finished. It resulted in the Company restating five prior entries to its consolidated financial statements since inception in addition to other changes that were made to the form, content and format its financial statements in response to comments by the SEC.

The restated information will be reflected in amended filings the Company intends to make starting with Form 10KSB for the year 2003 including subsequent filings through the period ending September 30, 2004 and in other filings to be made in the future.

This filing amends a Form 8-K filing first made in December of 2004. That filing was amended in May of 2005 when restatement 4 below was added and at the time of this filing in October of 2005 at which time restatement 5 below was disclosed. The Company does not expect any further revisions as a result of the review process with the SEC.

PRIOR PERIOD RESTATEMENTS:

     1. In the condensed consolidated statements of operations for the three and six months ended June 30, 2004 the "Gain on settlement" line for the six months ended June 30, 2004, was adjusted downward by $300,000 due to an error in calculating the gain that did not include $300,000 in debt against one property involved in the settlement. The adjusted gain amount as of June 30, 2004 is $4,632,230. The adjusted amount is correctly reflected in the condensed consolidated statements of operations for the nine months ended September 30, 2004.

     2. In the condensed consolidated statements of operations for the three and six months ended June 30, 2004 the "Preferred dividends" line for the six months ended June 30, 2004, was adjusted downward by $23,250 to zero and that same amount was added to the "Dividend and interest and income (expense) net" line due to the fact that Series G was reclassified as debt starting in January 2004.

The sum of the above adjustments had the net effect of reducing net income for the six months ended June 30, 2004 by $323,250, but had no effect on earnings per share for the three and the six months then ended.

     3. In the condensed consolidated balance sheet as of June 30, 2004, land was decreased by $600,000 with a corresponding reduction in paid in capital. There was no affect on net income. This adjustment was necessary due to an error in calculating the effect of a recent settlement. (The details on that settlement are provided in NOTE 3 of the condensed consolidated statements for the period ended September 30, 2004.)

     4. The Company has corrected the value of certain common stock issued in November 2000. That stock was issued in exchange for stock in Vanguard Space Corporation, but it was incorrectly valued at $380,000 when issued. According to the National Quotation Bureau (Pink Sheets) the correct value of the stock on the date of the agreement with Vanguard was $1,250,000.

The investment in the Vanguard was written off as a total loss in December of 2000. The net affect of this correction was to increase the amount written off at the time by $870,000 (1,250,000 - 380,000 = 870,000). The increase in the amount written off had the affect of increasing the "Accumulated deficit during the development stage" shown on the balance sheet by $870,000 for the year ended December 31, 2000, and subsequent years, as follows:

    For the year ended December 31, 2000, the amount increased from $558,763 to $1,428,673.
    For the year ended December 31, 2001 the amount increased from $659,428 to $1,529,428.
    For the year ended December 31, 2002 the amount increased from $1,276,148 to $2,146,148.
    For the year ended December 31, 2003 the amount increased from $2,382,880 to $3,252,880.

     5. On April 3, 2000 the Company sold twelve million (12,000,000 split adjusted) shares for $50,000 cash. The Company initially used the cash paid as consideration to determine the value of this transaction. Upon review the Company has determined that an additional $300,000 in services were received for the stock at that time. In addition, at the time of the above transaction the Company was listed on the Pink Sheets and its stock was quoted, although thinly traded. The date of the last trade prior to April 3, 2000 (the transaction date) was March 23, 2000 when the stock closed at $.875 per share. Upon review the Company has further determined that this quoted price should have been used to value the above transaction. As a result the total value of the transaction was determined to be $10,500,000 (12,000,000 shares x $.875 per share).

Accordingly, the following adjustments were made to the Company accounts:

- Paid in capital was increased by $10,450,000 which, in addition to the $50,000 already entered, reflects the total value of the stock issued, or $10,500,000.

- $50,000 was a debit to cash, $300,000 was a debit to consulting services and $10,150,000 was a distribution of additional paid in capital.

The net effect of the transaction was to reduce retained earnings by $300,000 while increasing the outstanding shares by 12,000,000. These adjustments will be reflected in the consolidated financial statements of the Company for the year ended 2003 and subsequent periods.

ITEM 8.01 OTHER EVENTS:

FINANCIAL CONTROLS:

The Company has reconsidered the adequacy of its financial controls and procedures in the light of the necessity to restate information in its financial statements. It is currently engaged in a review of the procedures it has in place to review its statements and filings prior to filing. In that regard the Company acknowledges, that:

     1. the Company is responsible for the adequacy and accuracy of the disclosures in its filings; and,

     2. changes to disclosures in response to SEC staff comments do not preclude the Commission from taking action with respect to Company filings; and,


     3. the Company may not assert comments made by an SEC staff member in response to potential disclosures as a defense in any proceeding initiated by the Commission.

The Board of Directors authorized these corrections and Weinberg and Company, P.A., World Associates, Inc.'s independent auditors, reviewed them prior to this filing.


SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Associate, Inc.
/s/  Randall Prouty, President			Date:  November 1, 2005